Exhibit 5

Waller Lansden Dortch & Davis, LLP
Nashville City Center 511 Union Street, Suite 2700 Nashville, Tennessee 37219-8966 (615) 244-6380 Fax: (615) 244-6804 www.wallerlaw.com	1901 Sixth Avenue North, Suite 1400 Birmingham, Alabama 35203-2623 (205) 214-6380 333 South Grand Avenue, Suite 1800 Los Angeles, California 90071 (213) 362-3680
January 20, 2009
Healthcare Realty Trust Incorporated
3310 West End Avenue, Suite 700
Nashville, TN 37203
          Re:   Healthcare Realty Trust Incorporated
Ladies and Gentlemen:
     In our capacity as special securities counsel to Healthcare Realty Trust Incorporated, a Maryland corporation (the “Company”), we have examined the Registration Statement on Form S-3 (Registration No. 333-150884) filed by the Company under the Securities Act of 1933, as amended, the related Prospectus dated May 13, 2008 (the “Prospectus”), as supplemented by the Prospectus Supplement dated January 20, 2009 (the “Prospectus Supplement”) filed by the Company, relating to the offering of up to 2,600,000 shares of the common stock, par value $.01 per share, of the Company (the “Common Stock”). In this regard, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
     Based upon the foregoing, we are of the opinion that the 2,600,000 shares of Common Stock referred to in the Prospectus Supplement, to the extent actually issued and sold in the manner and on the terms described in the Prospectus Supplement, will be duly and validly issued, fully paid and nonassessable shares of the Common Stock of the Company.
     We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K and further consent to the reference to us under the caption “Legal Matters” in the Prospectus and the Prospectus Supplement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Prospectus or the Prospectus Supplement under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Waller Lansden Dortch & Davis, LLP